SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2005

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 28, 2005, Rubio’s Restaurants, Inc. (the “Company”) entered into agreements with each of Rosewood Capital, L.P. (“Rosewood”) and Ralph Rubio to further extend the registration rights held by Rosewood and Mr. Rubio under certain investors’ rights agreements entered into prior to the Company’s initial public offering. Under the extension agreements, Rosewood’s and Mr. Rubio’s registration rights will be extended from May 2006 to December 31, 2007. In addition, under the extension agreements, Rosewood and Mr. Rubio have agreed not to make any demand on the Company to register its stock prior to March 31, 2006. Copies of the extension agreements with Rosewood and Mr. Rubio are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Investors’ Rights Agreement Standstill and Extension Agreement dated July 28, 2005 between Rubio’s Restaurants, Inc. and Rosewood Capital, L.P.
10.2	Investors’ Rights Agreement Standstill and Extension Agreement dated July 28, 2005 between Rubio’s Restaurants, Inc. and Ralph Rubio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1, 2005

RUBIO’S RESTAURANTS, INC.

By:	/s/ John Fuller
John Fuller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Investors’ Rights Agreement Standstill and Extension Agreement dated July 28, 2005 between Rubio’s Restaurants, Inc. and Rosewood Capital, L.P.
10.2	Investors’ Rights Agreement Standstill and Extension Agreement dated July 28, 2005 between Rubio’s Restaurants, Inc. and Ralph Rubio.